EXHIBIT 99.1

MercadoLibre, Inc. Reports Third Quarter 2015 Financial Results

34.0 Million Sold Items, Up 26%, 22.0 Million Total Payment Transactions, Up 75%

Net Revenues of $168.6 Million, Growing 14% in USD, 68% in Local Currencies

Net Income Was $45.6 Million, Resulting in a $1.03 EPS

BUENOS AIRES, Argentina, Nov. 4, 2015 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported third quarter financial results for the period ended September 30, 2015.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, "Our business continued to show strong traction across the board in the third quarter. We remain excited about our business and future prospects, and will continue to focus relentlessly on innovation and execution of our strategic initiatives, which we believe will pave the way for us to consolidate our position as the go to e-commerce platform in Latin America."

Third Quarter 2015 Operational Highlights

  Items sold in the third quarter of 2015 grew 26.2%, reaching 34.0 million. Gross Merchandise Volume was $1,842.1 million, growing 76.9% in local currencies and accelerating to 9.5% in USD.
  MercadoPago's Total Payment Transactions were 22.0 million, growing 75.2% year-over-year. Total Payment Volume was $1,384.4 million, a year-over-year growth of 94.9% in local currencies and 42.0% in USD.

Strategic initiatives conveying vibrancy of the ecosystem:

  MercadoPago's on platform penetration was 58% of GMV in the quarter, driven by the interest free listings in Brazil, Mexico and Chile.
  Financing revenues grew 81% in local currencies year-over-year, propelled by the adoption of the free financing listing type in Brazil, which reached 55% of GMV this quarter.
  MercadoPago's Merchant services solution grew revenues north of 100% year-over-year in local currencies mainly driven by key open platform integrations and cross border payments.
  MercadoEnvios shipped over 60% of units sold in Brazil during the third quarter, and 45% of the items in all 4 countries: Brazil, Argentina, Mexico and Colombia.
  Added almost 300 brands and large retailers to our Official Stores initiative in the third quarter of 2015
  Advertising consolidated as one of the fastest growing topline components, and a source of incremental revenues through its product ads placements.
  Net Promoter Score grew for the 9th consecutive quarter, 7 pp versus last quarter, aided by the increased adoption of the enhanced marketplace.

Third Quarter 2015 Financial Highlights

  Net revenues for the quarter were $168.6 million, a year-over-year growth of 14.0% in USD and 67.9% in local currencies. Excluding Venezuela, Net revenues grew 15.2% in USD and 53.7% in local currencies. Marketplace revenues grew 56.2% in local currencies and 1.7% in USD, while non-marketplace revenues grew by 89.3% in local currencies and 37.4% in USD, driven mainly by the performance of MercadoPago, Advertising and Shipping.
  Gross profit was $111.8 million. Gross profit margin was 66.3%, down from 70.7% in the third quarter of 2014. Gross Margin contraction is explained by an increase in payments processing fees and sales taxes over revenues, related to the growth of MercadoPago and MercadoEnvios. Of the margin decline, an estimated 171 basis points can be attributable to currency devaluations.
  Total operating expenses were $66.5 million, or 39.5% of net revenues, up from 38.8% in last year's third quarter. Margin decline was driven by 93 basis points of Product development expenses, 116 basis points of General and Administrative expenses, and offset by 142 bps of Sales and marketing expenses. Had it not been by currency devaluations, operating expenses would have scaled 252 basis points.
  Income from operations was, as a result, $45.3 million. As a percentage of revenues, Income from Operations was 26.8%, down from 31.9% in the same period of 2014. Of the total margin compression, an estimated 491 basis points of the total margin change can be attributable to foreign currency devaluations.
  Interest income was $5.8 million, mainly explained by MercadoPago's growth and consequent cash balance increase in the last year. Financial Expenses amounted to $6.0 million in the period, explained mostly by interest accrual of the convertible bond issued in 2014. Foreign exchange was positive $2.6 million in the period, due to the appreciation of USD balances held by our subsidiaries, mainly in Brazil and Argentina.
  Net income before taxes was $47.6 million, an 8.1% decline year-over-year in USD, and representing 28.2% of revenues, versus 35.0% in Q3 of last year.
  Income tax expense was $2.0 million in the third quarter, resulting in a blended tax rate of 4.2%. A total saving of $16.0 million, $10.4 million corresponding to prior periods, was the impact of the argentine software development law in this line item in the third quarter. Excluding prior periods adjustments, the blended tax rate would have been 27.2%, down from 34.9% in the same quarter last year and 41.9% last quarter.
  Net income was $45.6 million in the third quarter, a year-over-year increase of 35.2% in USD, representing 27.1% of revenues, versus 22.8% last year. Excluding non-recurring items, net income was $33.1 million, or 19.6% of revenues.
  Earnings per share were $1.03 or $0.75 excluding non-recurring items, versus $0.76 last year.
  Free cash flow, defined as cash from operating activities less payment for the acquisition of property, equipment, intangible assets, advances for property and equipment net of financial liabilities and payment for acquired businesses net of cash acquired, was $6.3 million.*
  The company declared a quarterly dividend of $0.103 per share, payable on January 15, 2016 to shareholders of record as of the close of business on December 31, 2015.

(*) See note on "Non-GAAP Financial Measures"

The following table summarizes certain key performance metrics for the three months ended September 30, 2015 and 2014:

Three months ended September 30, (in MM)	2015	2014	%YoY	%YoY Local Currency
Total confirmed registered users at the end of period	138.4	115.2	20.1%	--
New confirmed registered users during the period	6.1	5.6	8.5%	--
Gross merchandise volume	$ 1,842.1	$ 1,682.7	9.5%	76.9%
Items sold	34.0	26.9	26.2%	--
Total payment volume	$ 1,384.4	$ 975.1	42.0%	94.9%
Total payment transactions	22.0	12.5	75.2%	--

The table above may not total due to rounding.

Table of Year-over-Year Local Currency Revenue Growth Rates by Quarter

	YoY Growth rates
Consolidated Net Revenues
	Q3'14	Q4'14	Q1'15	Q2'15	Q3'15
Brazil	49%	61%	58%	58%	47%
Argentina	84%	98%	94%	90%	83%
Mexico	23%	21%	32%	26%	26%
Venezuela	220%	253%	284%	284%	281%
Others	59%	61%	33%	12%	3%
Total	89%	109%	100%	88%	68%

Conference Call and Webcast

The Company will host a conference call and audio webcast on November 4, 2015 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing (970) 315-0420 or (877) 303-7209 (Conference ID 70984788) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Blended tax rate – Defined as income and asset tax expense as a percentage of income before income and assets tax.

Excluding Venezuela – Given the current currency distortions and hyperinflation present in Venezuela, the Company's growth data disclosed above excludes the impact of the results of operations from its Venezuelan subsidiaries. The disclosure of this data enables investors to evaluate the company's operating performance from period to period without the distortions caused by Venezuela's hyperinflation and foreign exchange policies.

Free Cash Flow – Defined as cash flows from operating activities less property, equipment, intangible assets net of financial liabilities and payment for acquired business net of cash acquired.

Currency devaluations impact – Constant currency analysis is used in order to provide a better understanding of the impact on margins of the currency fluctuations. Constant currency estimates are calculated using this quarter's exchange rate as the constant rate.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Items sold – Measure of the number of items sold/purchased through the MercadoLibre Marketplace.

Local Currency Growth Rates – Calculated by using the average monthly exchange rate for each month during the previous year and applying it to the corresponding month in the current year, so as to calculate what the growth would have been had exchange rates been the same throughout both periods.

Net income margin – Defined as net income as a percentage of net revenues.

New confirmed registered users – Measure of the number of new users who have registered on the MercadoLibre platform (including MercadoPago) and confirmed their registration. Since July'12, registration and confirmation take place in the same step of the registration flow.

Operating margin – Defined as income from operations as a percentage of net revenues.

Total confirmed registered users – Measure of the cumulative number of users who have registered on the MercadoLibre platform (including MercadoPago) and confirmed their registration. Since July '12, registration and confirmation take place in the same step of the registration flow.

Total payment transactions – Measure of the number of all transactions completed using MercadoPago.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

About MercadoLibre

Founded in 1999, MercadoLibre is Latin America's leading e-commerce technology company. Through its primary platforms, MercadoLibre.com and MercadoPago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

MercadoLibre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in the major countries in which it operates according to metrics provided by comScore Networks. The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Consolidated balance sheets

	September 30,	December 31,
	2015	2014
	(In thousands of U.S. dollars)
Assets
Current assets:
Cash and cash equivalents	$ 173,024	$ 223,144
Short-term investments	168,015	148,810
Accounts receivable, net	54,551	46,672
Credit cards receivables, net	187,566	85,162
Prepaid expenses	7,614	3,458
Inventory	135	—
Deferred tax assets	10,443	11,520
Other assets	23,866	13,984
Total current assets	625,214	532,750
Non-current assets:
Long-term investments	185,733	205,265
Property and equipment, net	82,510	91,545
Goodwill	91,857	68,829
Intangible assets, net	30,509	23,171
Deferred tax assets	16,004	21,554
Other assets	37,001	23,734
Total non-current assets	443,614	434,098

Total assets	$ 1,068,828	$ 966,848

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$ 75,820	$ 58,006
Funds payable to customers	219,751	165,034
Salaries and social security payable	32,778	28,777
Taxes payable	21,593	26,013
Loans payable and other financial liabilities	4,294	1,642
Deferred tax liabilities	1,731	1,645
Other liabilities	6,796	4,176
Dividends payable	4,548	7,330
Total current liabilities	367,311	292,623
Non-current liabilities:
Salaries and social security payable	9,867	11,326
Loans payable and other financial liabilities	292,726	282,184
Deferred tax liabilities	23,834	18,746
Other liabilities	11,638	6,181
Total non-current liabilities	338,065	318,437
Total liabilities	$ 705,376	$ 611,060

Commitments and contingencies

Equity:

Common stock, $0.001 par value, 110,000,000 shares authorized,
44,156,024 and 44,154,572 shares issued and outstanding at September 30,
2015 and December 31, 2014, respectively	$ 44	$ 44
Additional paid-in capital	137,842	137,645
Retained earnings	406,353	353,173
Accumulated other comprehensive loss	(180,787)	(135,074)
Total Equity	363,452	355,788

Total Liabilities and Equity	$ 1,068,828	$ 966,848

Consolidated statements of income

	Nine Months Ended September 30,		Three Months Ended September 30,
	2015	2014	2015	2014
	(In thousands)
Net revenues	$ 471,058	$ 395,166	$ 168,641	$ 147,935
Cost of net revenues	(151,832)	(111,313)	(56,813)	(43,402)
Gross profit	319,226	283,853	111,828	104,533

Operating expenses:
Product and technology development	(53,927)	(37,572)	(17,042)	(13,574)
Sales and marketing	(86,442)	(78,227)	(31,125)	(29,406)
General and administrative	(57,127)	(43,324)	(18,381)	(14,406)
Impairment of Long-Lived Assets	(16,226)	(49,496)	—	—
Total operating expenses	(213,722)	(208,619)	(66,548)	(57,386)
Income from operations	105,504	75,234	45,280	47,147

Other income (expenses):
Interest income and other financial gains	14,768	10,969	5,777	4,360
Interest expense and other financial losses	(16,162)	(6,718)	(6,011)	(4,913)
Foreign currency (losses) gains	(6,647)	(7,651)	2,570	5,220
Net income before income / asset tax expense	97,463	71,834	47,616	51,814

Income / asset tax expense	(30,639)	(33,343)	(1,976)	(18,062)
Net income	$ 66,824	$ 38,491	$ 45,640	$ 33,752

Less: Net Income (loss) attributable to Redeemable
Noncontrolling Interest	—	$ 56	—	$ (14)
Net income attributable to MercadoLibre, Inc. shareholders	$ 66,824	$ 38,435	$ 45,640	$ 33,766

	Nine Months Ended September 30,		Three Months Ended September 30,
	2015	2014	2015	2014
	(In thousands)
Basic EPS
Basic net income attributable to MercadoLibre, Inc.
Shareholders per common share	$ 1.51	$ 0.87	$ 1.03	$ 0.76

Weighted average of outstanding common shares	44,155,303	44,153,867	44,155,830	44,153,892

Diluted EPS
Diluted net income attributable to MercadoLibre, Inc.
Shareholders per common share	$ 1.51	$ 0.87	$ 1.03	$ 0.76

Weighted average of outstanding common shares	44,155,303	44,153,867	44,155,830	44,153,892

Cash Dividends declared	0.309	0.498	0.103	0.166

Consolidated statements of Cash Flow

	Nine Months Ended September 30,
	2015	2014
	(In thousands)

Cash flows from operations:
Net income attributable to MercadoLibre, Inc. Shareholders	$ 66,824	$ 38,435
Adjustments to reconcile net income to net cash provided by
operating activities:
Net income attributable to Redeemable Noncontrolling Interest	—	56
Devaluation Loss, net	6,080	13,808
Impairment of Long-Lived Assets	16,226	49,496
Depreciation and amortization	16,956	12,346
Accrued interest	(9,311)	(6,928)
Convertible bonds accrued interest and amortization of debt discount	12,917	3,927
Long Term Retention Program accrued compensation	8,032	6,311
Deferred income taxes	6,206	(16,515)
Changes in assets and liabilities:
Accounts receivable	(50,105)	(39,477)
Credit Card Receivables	(122,328)	(46,297)
Prepaid expenses	(4,922)	(2,574)
Inventory	(169)	—
Other assets	(13,089)	(6,079)
Accounts payable and accrued expenses	66,898	74,589
Funds payable to customers	100,938	48,414
Other liabilities	2,226	1,957
Interest received from investments	7,900	6,970
Net cash provided by operating activities	111,279	138,439
Cash flows from investing activities:
Purchase of investments	(1,435,655)	(1,713,488)
Proceeds from sale and maturity of investments	1,424,150	1,498,970
Payment for acquired businesses, net of cash acquired	(45,009)	(32,127)
Purchases of intangible assets	(1,502)	(543)
Advance for property and equipment	(17,779)	—
Purchases of property and equipment	(19,063)	(24,446)
Net cash used in investing activities	(94,858)	(271,634)
Cash flows from financing activities:
Funds received from the issuance of convertible notes	—	330,000
Transaction costs from the issuance of convertible notes	—	(8,084)
Purchase of convertible note capped call	—	(19,668)
Proceed from payable and other financial liabilities	5,015	—
Payments on loans payable and other financial liabilities	(4,622)	(3,309)
Dividends paid	(16,426)	(20,937)
Repurchase of Common Stock	(2,714)	(1,944)
Net cash (used in) provided by financing activities	(18,747)	276,058
Effect of exchange rate changes on cash and cash equivalents	(47,794)	(45,644)
Net (decrease) increase in cash and cash equivalents	(50,120)	97,219
Cash and cash equivalents, beginning of the period	223,144	140,285

Cash and cash equivalents, end of the period	$ 173,024	$ 237,504

Financial results of reporting segments

	Three Months Ended September 30, 2015
	(In thousands)
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
Net revenues	$ 74,286	$ 67,234	$ 9,880	$ 8,860	$ 8,381	$ 168,641
Direct costs	(43,730)	(38,705)	(8,560)	(3,665)	(5,345)	(100,005)
Direct contribution	30,556	28,529	1,320	5,195	3,036	68,636

Operating expenses and indirect costs of net revenues						(23,356)
Income from operations						45,280

Other income (expenses):
Interest income and other financial gains						5,777
Interest expense and other financial losses						(6,011)
Foreign currency gain						2,570
Net income before income / asset tax expense						$ 47,616

	Three Months Ended September 30, 2014
	(In thousands)
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 78,175	$ 40,953	$ 9,851	$ 9,276	$ 9,680	$ 147,935
Direct costs	(43,218)	(20,388)	(6,672)	(2,630)	(5,640)	(78,548)
Direct contribution	34,957	20,565	3,179	6,646	4,040	69,387

Operating expenses and indirect costs of net revenues						(22,240)
Income from operations						47,147

Other income (expenses):
Interest income and other financial gains						4,360
Interest expense and other financial losses						(4,913)
Foreign currency gain						5,220
Net loss before income / asset tax expense						$ 51,814

	Nine Months Ended September 30, 2015
	(In thousands)
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
Net revenues	$ 215,651	$ 171,496	$ 29,308	$ 28,529	$ 26,074	$ 471,058
Direct costs	(127,406)	(92,547)	(21,175)	(10,500)	(16,427)	(268,055)
Impairment of Long-lived Assets	—	—	—	(16,226)	—	(16,226)
Direct contribution	88,245	78,949	8,133	1,803	9,647	186,777

Operating expenses and indirect costs of net revenues						(81,273)
Income from operations						105,504

Other income (expenses):
Interest income and other financial gains						14,768
Interest expense and other financial losses						(16,162)
Foreign currency loss						(6,647)
Net income before income / asset tax expense						$ 97,463

	Nine Months Ended September 30, 2014
	(In thousands)
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
Net revenues	$ 194,010	$ 102,182	$ 27,304	$ 45,184	$ 26,486	$ 395,166
Direct costs	$ (111,528)	$ (54,914)	$ (16,965)	$ (13,121)	$ (14,527)	$ (211,055)
Impairment of Long-lived Assets	$ —	$ —	$ —	$ (49,496)	$ —	$ (49,496)
Direct contribution	82,482	47,268	10,339	(17,433)	11,959	134,615

Operating expenses and indirect costs of net revenues						(59,381)
Income from operations						75,234

Other income (expenses):
Interest income and other financial gains						10,969
Interest expense and other financial losses						(6,718)
Foreign currency loss						(7,651)
Net income before income / asset tax expense						$ 71,834

Non-GAAP Financial Measures

To supplement our interim condensed consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (U.S. GAAP), we use free cash flow as non-GAAP measure.

This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. This non-GAAP financial measure should only be used to evaluate our results of operations in conjunction with the most comparable GAAP financial measures.

Reconciliation of this non-GAAP financial measure to the most comparable GAAP financial measure can be found in the tables included in this press release.

Non-GAAP financial measures are provided to enhance investors' overall understanding of our current financial performance. Specifically, we believe that free cash flow provides useful information to both management and investors by excluding payments and advances for the acquisition of property, equipment, of intangible assets net of financial liabilities and of acquired businesses net of cash acquired, which may not be indicative of our core operating results. In addition, we report free cash flows to investors because we believe that the inclusion of this measure provides consistency in our financial reporting.

Free cash flow represents cash from operating activities less payment for the acquisition of property, equipment and intangible assets net of financial liabilities and acquired businesses net of cash acquired. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our operations after the purchase of property, equipment, of intangible assets and of acquired businesses net of cash acquired. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in our cash balance for the period.

Reconciliation of Operating Cash Flow to Free Cash Flow:

	Three Months Ended September 30,

	2015	2014
	(In millions)

Net Cash provided by Operating Activities	$ 14.4	$ 50.5

Purchase of intangible assets	(0.1)	1.4

Purchases of property and equipment	(2.8)	(9.8)

Advance for property and equipment	(10.3)	--

Financial liabilities for acquisition of property and equipment	5.0	--

Free cash flow	$ 6.3	$ 42.1

The table above may not total due to rounding.
CONTACT: MercadoLibre, Inc.
         Investor Relations
         investor@mercadolibre.com
         http://investor.mercadolibre.com